UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2010

BCB BANCORP, INC.
(Exact name of Registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-50275 (Commission File Number)	26-0065262 (I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, NJ 07002 (Address of principal executive offices)

(201) 823-0700 Registrant's telephone number, including area code

Not Applicable (Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Settlement Agreement with James Collins.  On August 30, 2010, James Collins, the former Chief Lending Officer of BCB Bancorp, Inc. and BCB Community Bank, entered into a settlement agreement with BCB Bancorp, Inc. and BCB Community Bank, whereby the benefits provided under the settlement agreement are in lieu of any rights or payments under Mr. Collins’ change in control agreement and executive agreement with BCB Bancorp, Inc that were triggered as a result of the merger between BCB Bancorp, Inc. and Pamrapo Bancorp, Inc. occurring on July 6, 2010 (the “Merger”).  The Merger constituted a change in control of BCB Bancorp, Inc. and BCB Community Bank under Mr. Collins’ change in control agreement and executive agreement. Under the settlement agreement Mr. Collins received a single cash lump sum payment of $425,932.19. In addition, Mr. Collins and his dependents will receive continued life insurance coverage and non-taxable health and dental insurance coverage for 36 months following the effective date of the Merger. The foregoing description of the settlement agreement is qualified in its entirety by reference to the settlement agreement that is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Consulting Agreement with James Collins.  On August 30, 2010, BCB Bancorp, Inc. and BCB Community Bank entered into a consulting agreement with Mr. Collins. Mr. Collins will provide consulting services to BCB Bancorp, Inc. and BCB Community Bank in order to assist with any personnel and business integration issues that may arise in connection with the Merger, and also to advise BCB Community Bank’s loan department with respect to contacting existing or potential customers to develop new business.  The consulting agreement will expire on July 6, 2011.  Under the consulting agreement, BCB Community Bank will pay Mr. Collins an annual consulting fee of $160,000, payable in equal quarterly installments during the term of the agreement.  Mr. Collins will forfeit his remaining consulting fees if he terminates his services, including due to death or disability, or if he is terminated for “cause” (as defined in the consulting agreement), prior to the completion of the term of the agreement.   Mr. Collins will not be able to compete with BCB Bancorp and BCB Community Bank during the term of the consulting agreement and for one year thereafter within 25 miles of the locations in which BCB Bancorp, Inc. or BCB Community Bank has business operations or has filed an application for regulatory approval to establish an office.  The foregoing descriptions of the consulting agreement is qualified in its entirety by reference to the consulting agreement that is attached hereto as Exhibit 10.2 of  this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01                      Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits:

Exhibit No.	Description

10.1	Settlement Agreement with James Collins
10.2	Consulting Agreement with James Collins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

Date: August 31, 2010	By: /s/ Donald Mindiak
Donald Mindiak
President and Chief Executive Officer
(Duly Authorized Representative)